Microsoft Word 10.0.2627;MADRONA INTERNATIONAL, INC..
                          (A Development Stage Company)
                            Weighted Average Analysis
------------- ------------- ----------------- ------ ------------- -----------


                                                                 Cumulative
                                                   Common          Common       Days     Weighted
                                                   Shares          Shares        181     Average

              2001
---------------------------------
                                      1-Nov-00                       5,530,000    0               0
                                      1-Nov-00       100,000         5,630,000   152      4,727,956
                                      2-Apr-01       750,000         6,380,000   29       1,022,210


                                                ------------- ----------------- ------ -------------

Shares Issued '01                                    850,000

                                                =============
Cumulative Shares '01             h                                  6,380,000    181

                                                              ================= ======

Weighted Average Number of Common Shares Outstanding                                      5,750,166

                                                                                       =============

 Earning (Loss) Available to Common Stockholders                       (8,608)

                                                                    -----------

               Basic Earnings (Loss) Per Share                        (0.0015)

                                                                    ===========